UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 18, 2022, LogicMark, Inc. (the “Company”) (i) continued its voicemail campaign by providing the Company’s stockholders with a recorded message (the “Recorded Message”) from Chia-Lin Simmons, the Company’s Chief Executive Officer; and (ii) issued a press release (the “Release”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”), which included a letter regarding the Annual Meeting from Ms. Simmons, which the Company commenced distributing to its stockholders on August 18, 2022 (the “Letter”). The Recorded Message and the Letter each summarizes certain recent Company operational and financial highlights and reminds stockholders to vote for each of the four proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Recorded Message, the Release and the Letter each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022, July 28, 2022, August 2, 2022, August 3, 2022, August 8, 2022, August 10, 2022, August 15, 2022 and August 17, 2022.

Below is a transcript of the Recorded Message:

Hi, it’s Chia-Lin Simmons, CEO of LogicMark letting you know that a vote FOR the proxy proposals will help the Company continue expanding its product and intellectual property portfolio. We are incorporating artificial intelligence and machine learning for pattern recognition and fall detection into our products and services and developing new e-commerce initiatives that we believe will drive sustainable growth and margin expansion in the years to come. But we need your vote to make it happen. Please vote. Thanks for listening and call 888-742-1305 to vote.

Below is a copy of the Release:

LogicMark Shares Letter with Shareholders How Voting “For” the Annual Meeting Proxy
Proposals Keeps the Company Stronger and on a Path of Transformation

Louisville, KY, August 18, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”), a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today shared a letter to shareholders highlighting the Company’s strong transformation and how shareholders voting “For” the annual meeting proxy proposals in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on August 25, 2022, keeps the Company stronger.

All votes are important, regardless of the number of shares owned. Shareholders as of the 2022 Annual Meeting record date, June 28, 2022, will be entitled to vote at the 2022 Annual Meeting. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on June 30, 2022. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com

The full text of the letter follows.

Dear Fellow Shareholders,

With our annual meeting just a week away, I want to share with you how we have architected a major transformation at LogicMark, which we believe has turned a new chapter at our Company and set the stage for continued and exciting innovation and strong growth.  Your vote “For” the proposals in the Annual Meeting Proxy Statement drives our continued strength and execution of our expansive business plans.

LogicMark is fast transforming into a technology company focused on building solutions for the new care economy, driven by its proprietary remote care and activity monitoring solutions that leverage its core business and positions it to deliver new at-home and on-the-go Direct-to-Consumer (B2C), Business-to-Business (B2B) and Business-to-Government (B2G) products and monitored services.

LogicMark’s new approach combines its strong market presence within the PERS industry, our GSA contract and solid U.S. Veteran’s Administration relationship with innovative consumer and B2B care communications.  This approach is leading the Company to develop remote activity monitoring technologies that will include advanced artificial intelligence and machine learning.  We expect that this will unlock new as well as recurring revenue streams intended to maximize growth and shareholder value creation.

Management has positioned the company for continued strong performance through the addition of new leadership at both the Senior Management and Board of Director levels; eliminating debt; implementing strong corporate operational controls; improved financial condition; expanded intellectual property portfolio around remote monitoring, artificial intelligence and machine learning for pattern recognition and fall detection; and a new direct-to-consumer sales channel, driven by our redesigned website and e-commerce platform, which will broadly deliver our solutions to more people, including families and caregivers that we believe will drive sustainable growth and margin expansion in the years to come.

With the ongoing support of our loyal shareholders, we are confident in LogicMark’s bright future.  The Board of Directors and LogicMark Management urge shareholders to vote “For” all proposals contained in the Annual Meeting Proxy as each proposal is vital for LogicMark’s continued progress, building on recent successes in accomplishing the Company’s ambitious goals and objectives.  A vote “For” each proposal enables LogicMark to continue to improve its operations, manage its costs more effectively and reduce potential future shareholder dilution.

If you have previously voted against any of the proposals and wish to change your vote, we encourage you to vote online or by telephone using the control number imprinted on the voting instruction form. If you have any questions or need further assistance, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

On behalf of the Board of Directors, I wish to thank our shareholders for your continued support in transforming LogicMark and look forward to 2022 and beyond as a highly transformative and rewarding period for LogicMark.

Sincerely,

Chia-Lin Simmons

CEO of LogicMark

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this letter, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

ADDITIONAL INFORMATION

We have filed the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 in connection with our solicitation of proxies for the Annual Meeting. LOGICMARK, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://investors.logicmark.com/financial-information/sec-filings.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

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Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

917 885 7378

Below is a copy of the Letter:

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).